UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 28, 2007, Advance Nanotech, Inc. (the “Company”) sold its 8.8% equity interest in Singapore-based Singular ID Pte Ltd. for $1.19 million. The transaction was concluded on December 28, 2007, and the buyer of Singular ID Pte Ltd. is Bilcare Singapore Pte Ltd.

Item 8.01.	Other Events

A copy of the Company’s press release announcing the transaction described above in Item 2.01 is attached hereto as Exhibit 99.1 and is incorporated by reference into this report.

As was announced on December 27, 2007, the Company plans to refocus its business primarily on the growing chemical detection industry. In doing so, the Company plans to redirect its efforts away from the development of early-stage nanotechnologies in order to become an operating company dedicated to the continued commercialization of its next generation chemical detection products. The Company's sale of Singular ID represents the divestiture of a non-core asset, in furtherance of this objective.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included as part of this report:

No.	Description
99.1	Press release dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Tony Goncalves
Name: Tony Goncalves
Title: Chief Executive Officer
Dated: January 3, 2008

EXHIBIT LIST

No.	Description
99.1	Press release dated January 3, 2008.